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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

Allos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29815 (Commission File Number)	54-1655029 (IRS Employer Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado (Address of principal executive offices)	80020 (Zip Code)

Registrant's telephone number, including area code: (303) 426-6262

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7—Regulation FD

Item 7.01    Regulation FD Disclosure.

        On March 31, 2009, Allos Therapeutics, Inc., a Delaware corporation (the "Company"), issued a press release announcing the pricing of an underwritten public offering of 7,750,000 shares of its common stock. The Company expects the offering to close on or about April 3, 2009, subject to customary closing conditions. The Company has granted the underwriter a 30-day option to purchase up to an additional 1,162,500 shares to cover over-allotments, if any. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

        In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 and attached as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Section 9—Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits

99.1
Press Release, dated March 31, 2009, entitled "Allos Therapeutics Announces Pricing of Common Stock Offering."

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2009

ALLOS THERAPEUTICS, INC.
By:	/s/ MARC H. GRABOYES Marc H. Graboyes
Its:	Senior Vice President, General Counsel and Secretary

 EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 31, 2009, entitled "Allos Therapeutics Announces Pricing of Common Stock Offering."

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  Item 7.01 Regulation FD Disclosure.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX